EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Lightbridge Awarded US Department of Energy GAIN Voucher

to Support Irradiation Testing of Lightbridge Fuel™

Lightbridge Achieves First Direct DOE Award

RESTON, Va. – December 20, 2019 – Lightbridge Corporation (NASDAQ: LTBR), a nuclear fuel developer, today announced that it was awarded a voucher from the U.S. Department of Energy’s (DOE) Gateway for Accelerated Innovation in Nuclear (GAIN) program to support development of Lightbridge Fuel in collaboration with Idaho National Laboratory (INL). The scope of the project includes experiment design for irradiation of Lightbridge metallic fuel material samples in the Advanced Test Reactor (ATR) at INL. The project is anticipated to commence in the first half of 2020. The total project value is approximately $846,000, with three-quarters of this amount funded by DOE for the scope performed by INL.

Seth Grae, President & Chief Executive Officer of Lightbridge Corporation, commented, “This nuclear energy voucher from DOE GAIN is a key step in our pathway to perform critical material irradiation testing in a US test reactor. We look forward to working closely with INL, which brings unique capabilities and expertise to perform work essential to our fuel qualification. I’m also happy to highlight that this is the very first direct award to Lightbridge from the DOE, which demonstrates its commitment to funding nuclear energy innovation from American companies.”

Additional information about the GAIN voucher is available at:

http://gain.inl.gov/SiteAssets/2020VoucherAbstracts-1stRound/Announcements/GAIN2020_1stRoundNEVoucherAnnouncement.pdf

About Lightbridge Corporation

Lightbridge (NASDAQ: LTBR) is a nuclear fuel technology development company based in Reston, Virginia, USA. The Company develops proprietary next generation nuclear fuel technologies for current and future reactors, which significantly enhances the economics and safety of nuclear power, operating about 1000° C cooler than standard fuel. Lightbridge invented, patented and has independently validated the technology, including successful demonstration of the fuel in a research reactor with plans to demonstrate the fuel under commercial reactor conditions. The Company has assembled a world class development team including veterans of leading global fuel manufacturers. Four large electric utilities that generate about half the nuclear power in the US already advise Lightbridge on fuel development and deployment. The Company operates under a licensing and royalty model, independently validated and based on the increased power generated by Lightbridge-designed fuel and high ROI for operators of existing and new reactors. Lightbridge also provides comprehensive advisory services for established and emerging nuclear programs based on a philosophy of transparency, non-proliferation, safety and operational excellence. For more information please visit: www.ltbridge.com .

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Forward Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions to identify forward-looking statements. Such forward looking statements include, among others, statements regarding the timing and outcome of research and development activities and other steps to commercialization of Lightbridge Fuel™, the Company’s anticipated financial resources and position, and other statements that are not historical facts. These statements are based on the current beliefs and expectations of the management of the Company and are subject to significant risks and uncertainties outside of the Company’s control These risks and uncertainties may cause actual results to differ significantly from such estimates. These risks include, but are not limited to, the degree of market adoption of the Company’s product and service offerings; market competition; dependence on strategic partners; demand for fuel for nuclear reactors; the Company’s ability to manage its business effectively in a rapidly evolving market; as well as other factors described in the Company’s filings with the Securities and Exchange Commission. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Other than as required by law, the Company does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments, future events or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Investor Relations Contact:

David Waldman/Natalya Rudman

Tel. +1 855-379-9900

ir@ltbridge.com

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